As filed with the Securities and Exchange Commission on  November 2, 2012
Registration No. 333-170054
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
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PRE-EFFECTIVE AMENDMENT NO.  9 TO
FORM S-1
ON
FORM S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

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REO PLUS, INC.
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(Exact name of registrant as specified in its governing instruments)

Texas	6510	27-0788438
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(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Richard J. Church
3014 McCulloch Circle
Houston, Texas 77056
Telephone:  (713) 599-1910
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(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices.)

Richard J. Church President 3014 McCulloch Circle Houston, Texas 77056 Telephone: (713) 599-1910 Fax: (713) 669-9018	With a copy to: Randall W. Heinrich Gillis, Paris & Heinrich, PLLC 8 Greenway Plaza, Suite 818 Houston, Texas 77046 Telephone: (713) 951-9100 Fax: (713) 961-3082
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(Name, address, including zip code and telephone number, including area code, of agent for service.)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock	930,493	$0.12	$111,659.44	$12.80(2)
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(1)
The securities will be distributed to the stockholders of Akashic Ventures, Inc. for no consideration from such stockholders.  The figures in the table are estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, based on one-third of the par value of Registrant’s common stock.

(2)	Already Paid

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment No. 9 (the "Amendment") to our Registration Statement on Form S-11 (SEC File No. 333-170054) to furnish an up-to-date Exhibit 23.01.  Part I of our Registration Statement is not being changed or modified in any respect.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                The estimated expenses set forth below, will be borne by the Company.

Item	Amount

SEC Registration Fee	$0.03
Blue Sky Filing Fees and Expenses	5,000.00
Legal Fees and Expenses	15,000.00
Accounting Fees and Expenses	7,500.00
Miscellaneous	2,000.00

Total	$29,500.03

ITEM 31.  SALES TO SPECIAL PARTIES

None

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

    In connection with (and in partial consideration of) the acquisition of 400 units of limited liability company member interest in Ananda Investments, LLC during January 2010, the Company issued to Richard J. Church, the Company’s sole director and officer, 934,500 shares of the Company's common stock (the "Common Stock").  These shares are believed to have had a fair market value of $27,500 at the time of issuance. Because Mr. Church was the Company’s sole director and officer at the time of this issuance, the issuance of Common Stock to Mr. Church is claimed to be exempt pursuant to Section 4(2) of the Act.

In connection with the formation of the Company during August 2009, the Company issued to Akashic Ventures, Inc., a Delaware corporation ("Akashic"), 934,500 shares of Common Stock, in consideration of an aggregate cash purchase price of $27,500.  The issuance of Common Stock to Akashic is claimed to be exempt pursuant to Section 4(2) of the Act and Rule 506 thereunder.  No advertising or general solicitation was employed in offering these securities.  The offering and sale were made only to a single investor who is controlled by the same person who controls the Company, and subsequent transfers were restricted in accordance with the requirements of the Act.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Chapter 8 of the Texas Business Organizations Code, the Company may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons.  Section 8.101 of the Texas Business Organizations Code provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

The Company’s Certificate of Formation obligates the Company to indemnify its directors and officers to the fullest extent permitted under Texas law. Additionally, the Company’s Bylaws grant it the authority to the maximum extent permitted by Texas law to purchase and maintain insurance providing such indemnification.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

Not applicable

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           The following financial statements are being filed with this registration statement:

REO PLUS, INC. FINANCIAL STATEMENTS (Interim)
Balance Sheets as of June 30, 2012 (Unaudited) and December 31, 2011
Unaudited Statements of Operations for the six months ended June 30, 2012 and 2011, and for the period from Inception (August 11, 2009) through June 30, 2012
Unaudited Statements of Changes in Stockholders' Equity (Deficit) for the period from August 11, 2009 (date of inception) through June 30, 2012
Unaudited Statements of Cash Flows for the six months ended June 30, 2012 and 2011, and for the period from Inception (August 11, 2009) through June 30, 2012
Notes to Unaudited Financial Statements
REO PLUS, INC. FINANCIAL STATEMENTS (Annual)
Independent Auditor's Report
Balance Sheets as of December 31, 2011 and 2010
Statements of Operations for the years ended December 31, 2011 and 2010 and for the period from Inception (August 11, 2009) through December 31, 2011
Statements of Changes in Stockholders’ Equity (Deficit) for the period from Inception (August 11, 2009) through December 31, 2011
Statements of Cash Flows for the years ended December 31, 2011 and 2010 and for the period from Inception (August 11, 2009) through December 31, 2011
Notes to Financial Statements
ANANDA INVESTMENTS, LLC FINANCIAL STATEMENTS (Interim)
Balance Sheets as of June 30, 2012 (Unaudited) and December 31, 2011
Unaudited Statements of Operations and Members’ Equity for the six months ended June 30, 2012 and 2011
Unaudited Statements of Cash Flows for the six months ended June 30, 2012 and 2011
Notes to Unaudited Financial Statements
ANANDA INVESTMENTS, LLC FINANCIAL STATEMENTS (Annual)
Independent Auditor's Report.
Balance Sheets as of December 31, 2011 and December 31, 2010
Statements of Operations and Members’ Equity for the years ended December 31, 2011 and December 31, 2010
Statements of Cash Flows for the years ended December 31, 2011 and December 31, 2010
Notes to Financial Statements

(b)           The following exhibits are being filed with this registration statement:

Exhibit Number	Description

3.01	Certificate of Formation*
3.02	Bylaws*
4.01	Specimen Common Stock Certificate*
5.01	Opinion and Consent of Randall W. Heinrich, PC, as to the legality of securities being registered**
10.01	Assignment and Assumption Agreement executed by Richard J. Church in favor of the Company**
10.02	Promissory note in the original principal amount of $190,000 made payable by the Company to Richard J. Church*
16.1	Letter from Child, Van Wagoner & Bradshaw, PLLC dated September 17, 2012 regarding change in certifying accountant ***
23.01	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.02	Consent of Randall W. Heinrich, PC contained in Exhibit 5.01**

*	Previously filed with the Company's Registration Statement on Form S-1 (SEC File No. 333-170054) filed October 20, 2010

**	Previously filed with pre-effective amendment no. 2 to the Company's Registration Statement on Form S-1 (SEC File No. 333-170054) filed January 10, 2011

***	Previously filed with pre-effective amendment no. 8 to the Company's Registration Statement on Form S-1 (SEC File No. 333-170054) filed September 17, 2012

ITEM 37.  UNDERTAKINGS
A.           The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                      i.           If the registrant is relying on Rule 430B ('230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on  November 2, 2012.

REO PLUS, INC.

By: /s/ Richard J. Church
                      Richard J. Church, President

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Richard J. Church	Sole Director, President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 2, 2012